UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2016

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 20, 2016, Syntel, Inc. (the “Company”) issued a press release announcing results of operations and related financial information for its third quarter ended September 30, 2016. A copy of the press release is attached to this Report as Exhibit 99.1. The information contained in Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except if the Company expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 17, 2016, the Board of Directors of Syntel named Anil Agrawal as Chief Financial Officer and Chief Information Security Officer, effective November 1, 2016. Mr. Agrawal, age 39, has been Acting Chief Financial Officer since November 2015 and has been with Syntel since 2001. Mr. Agrawal was previously a General Manager of Finance for Syntel and served as Head of Finance for the India operations from 2007 through December 2011 and Head of Corporate Financial Planning and Analytics from January 2012 to November 2015.

(e) Mr. Agrawal’s compensation, effective November 1, 2016, will consist of a base salary of 6,300,000 Indian rupees per year and a variable annual target bonus of 2,100,000 Indian rupees. In connection with his appointment as Chief Financial Officer, Mr. Agrawal will receive a grant of 6,000 shares of restricted Syntel stock (to vest over four years) pursuant to the Syntel 2016 Incentive Plan. Mr. Agrawal will receive a car allowance and the benefit package available to Syntel Private Limited employees.

The appointment of Mr. Agrawal is announced in the press release attached to this Report as Exhibit 99.1.

Item 8.01. Other Events.

NASDAQ Stock Market (“NASDAQ”) staff notified Syntel, Inc. (“Syntel”) on June 14, 2016, that Syntel did not comply with NASDAQ Listing Rule 5605(b)(1) (the “Rule”), which sets forth the independent director requirements for continued listing on The Nasdaq Global Select Market, and established a cure period for Syntel to regain compliance with the Rule. On October 10, 2016, within the cure period, the Syntel Board of Directors elected an additional independent director, Rex E. Schlaybaugh, Jr., to the Board of Directors, which now includes Paritosh K. Choksi, Bharat Desai, Thomas Doeke, Rajesh Mashruwala, Nitin Rakesh, Prashant Ranade, Vinod K. Sahney, Rex E. Schlaybaugh, Jr., and Neerja Sethi, establishing a majority of independent directors. On October 11, 2016, Syntel received a letter from the NASDAQ staff notifying Syntel that it complies with the Rule’s independent director requirements for continued listing on The Nasdaq Global Select Market and that the matter is now closed.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

99.1	Press Release dated October 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc. (Registrant)

Date October 20, 2016	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 20, 2016.

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